October 1, 2015

TO:	All Stockholders (Addressed Individually)
SUBJECT:	Report from the President

At the Bank

A Cooperative Partner for the Region

This past month, I was honored to have the opportunity to speak with many of our members at the NJBankers Senior Management Conference. After all, our members drive our cooperative. Your use of our advances and your participation in our housing programs are what keeps our cooperative strong and stable. And, as I noted at the conference, that stability breeds reliability: our advances are available every day, in all operating environments, and our housing programs have long been a consistent source of funding for affordable housing initiatives across our region.

The Federal Home Loan Bank of New York is a proven partner for our 335 members, and so, too, are you proven partners to the communities you serve. At the conference, I noted some of the challenges facing our region. Nationwide, renters spend approximately 30 percent of their income on rent. But in the New York City Metro Area, that figure leaps to 41 percent. The foreclosure rate is also greater in New Jersey and New York, due to their status as judicial states. In the second quarter of 2015, New Jersey had the highest percent of loans in foreclosure in the nation, at 7.31 percent; New York’s level of 5.31 percent ranked second. Faced with this challenging environment, where do communities across our region look to for support? Their local lenders. Despite the difficult operating environment, our members have maintained sound capital levels, profitability, liquidity and asset quality in the years since the financial crisis, exceeding the national average on all these measures. And when these communities have needed you the most, our members have heeded the call and met the challenge, making the loans that communities rely on to grow. The Federal Home Loan Bank of New York has been proud to stand by you as your reliable partner to help provide the funding that strengthens our region.

Board of Director Elections Underway

Our members drive our cooperative, but our Board of Directors helps to guide it. On October 2, ballot packages for our 2015 Director Elections will be mailed to institutions that were FHLBNY members on December 31, 2014. Our New York members will have the opportunity to vote to fill two open New York Member Director seats, and all of our members will be able to vote to fill two open districtwide Independent Director seats. There are no Member Director seats up for election in either New Jersey or the Caribbean this year. All ballots must be received at the Bank by no later than 5:00 p.m. on Friday, November 6.

Your vote is very important. Our Directors provide invaluable insight into the needs of both our membership and our region. And as your partner, our focus is on continuing to meet those needs. In addition, if an Independent Director seat is not filled due to a nominee’s failure to receive at least 20 percent of the votes eligible to be cast, then the Bank will need to re-start the election process for that directorship. I therefore ask all of you to participate in this year’s election process.

Sincerely,

José R. González
President and Chief Executive Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations of these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.